As filed with the Securities and Exchange Commission on September 12, 1996
                                              Registration No. 333-
===========================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                   --------------------------------------
                                  FORM S-8
                           Registration Statement
                                   under
                         The Securities Act of 1933
                  ----------------------------------------
                    NORTHWESTERN PUBLIC SERVICE COMPANY
           (Exact name of registrant as specified in its charter)

           Delaware                          46-0172280
(State or other jurisdiction of            (I.R.S. employer
incorporation or organization)             identification no.)

                            33 3rd Street, S.E.
                       Huron, South Dakota 57350-1605
        (Address of principal executive offices, including zip code)

                NORTHWESTERN PUBLIC SERVICE COMPANY EMPLOYEE
                  STOCK OWNERSHIP PLAN AND TRUST AGREEMENT
                          (Full title of the plan)

                              Alan D. Dietrich
                      Vice President - Administration
                    Northwestern Public Service Company
                           600 Market Street West
                       Huron, South Dakota 57350-1500
                  (Name and address of agent for service)

                               (605) 352-8411
       (Telephone number, including area code, of agent for service)

                              With a copy to:

                              Neal A. Mancoff
                           Schiff Hardin & Waite
                              7200 Sears Tower
                          Chicago, Illinois 60606
                               (312) 258-5699

                    -----------------------------------

                      CALCULATION OF REGISTRATION FEE
                                                                                       Proposed
                                                                    Proposed           maximum
                                                  Amount             maximum          aggregate          Amount of
                                                  to be          offering price     offering price      registration
    Title of Securities to be Registered       registered        per share (1)           (1)              fee (1)
  ---------------------------------------     --------------     --------------     --------------     --------------
  Common Stock, par value $3.50 per share        250,000              $29             $7,250,000           $2,500

  Interests in the Plan                            (2)                (2)                (2)                (2)

(1) Estimated on the basis of $29 per share, the average of the high and low prices of the Common Stock on August 31, 1996, as reported in the consolidated reporting system pursuant to Rule 457(h).

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Northwestern Public Service Company Employee Stock Ownership Plan and Trust Agreement for which no separate fee is required.

                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents which have been filed by Northwestern Public Service Company (the "Registrant") are incorporated herein by reference:

     (a) The Registrant s Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

     (b) The Annual Report on Form 11-K filed on behalf of the Northwestern Public Service Company Employee Stock Ownership Plan and Trust Agreement (the Plan ) for the plan year ended December 31, 1995;

     (c) The Registrant s Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996; and

     (d) The description of the Registrant s Common Stock, par value $3.50 per share, contained in the Registrant s Registration Statement on Form S-3 filed with the Commission on June 21, 1995, as amended by Amendment No. 1 on Form S-3 filed with the Commission on July 28, 1995.

     All documents subsequently filed by the Registrant and/or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The By-Laws of the Registrant provide for indemnification by the Registrant of each of its directors and officers to the fullest extent permitted by Delaware law for liability (including liability arising under the Securities Act of 1933) of such director or officer arising by reason of his or her status as a director or officer of the Registrant, provided that he or she met the standards established in the By-Laws, which include requirements that he or she acted in good faith and in a manner he or she reasonably believed to be in the Registrant s best interest. The Registrant will also advance expenses prior to final disposition of an action, suit or proceeding upon receipt of an undertaking by the director or officer to repay such amount if the director of officer is not entitled to indemnification.

All rights to indemnification and advancement of expenses are deemed to be a contract between the Registrant and its directors and officers. The determination that a director or officer has met the standards established in the By-Laws may be made by a majority vote of a quorum consisting of disinterested directors, an opinion of counsel (if no such quorum is available or even if attainable, a quorum of disinterested directors so directs), a majority vote of stockholders, or a court (which may also overturn any of the preceding determinations).

     The directors and officers of the Registrant are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended (the Securities Act ), which might be incurred by them in such capacities and against which they cannot be indemnified by the Registrant.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement on page 7 hereof. The Registrant hereby undertakes to submit the Plan in a timely manner to the Internal Revenue Service for a determination that the Plan continues to be qualified under Section 401 of the Internal Revenue Code and to make all changes required by the Internal Revenue Service in order to continue to so qualify the Plan.

ITEM 9.   UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided, however, that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huron, State of South Dakota, on August 7, 1996.

                              NORTHWESTERN PUBLIC SERVICE COMPANY
                                   (Registrant)



                              By:/s/ Merle D. Lewis
                                 -------------------------------------
                                 Merle D. Lewis
                                 President and Chief Executive Officer

                           POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Merle D. Lewis the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                               Date
- ---------                     -----                               ----

/s/ Merle D. Lewis            President, Chief Executive          August 7, 1996
- --------------------------    Officer and Director
Merle D. Lewis                (Principal Executive Officer)

/s/ Daniel K. Newell          Vice President-Finance and          August 7, 1996
- --------------------------    Chief Financial Officer
Daniel K. Newell              (Principal Financial Officer)

/s/ Rogene A. Thaden          Treasurer                           August 7, 1996
- --------------------------    (Chief Accounting Officer)
Rogene A. Thaden

Signature                     Title                               Date
- ---------                     -----                               ----

/s/ Robert A. Wilkens         Chairman of the Board and           August 7, 1996
- --------------------------    Director
Robert A. Wilkens

/s/ Richard R. Hylland        Director                            August 7, 1996
- --------------------------
Richard R. Hylland

/s/ Jerry W. Johnson          Director                            August 7, 1996
- --------------------------
Jerry W. Johnson

/s/ Aelred J. Kurtenbach      Director                            August 7, 1996
- --------------------------
Aelred J. Kurtenbach

/s/ Herman Lerdal             Director                            August 7, 1996
- --------------------------
Herman Lerdal

/s/ Larry F. Ness             Director                            August 7, 1996
- --------------------------
Larry F. Ness


- --------------------------    Director
Raymond M. Schutz

/s/ Bruce I. Smith            Director                            August 7, 1996
- --------------------------
Bruce I. Smith

     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees for the Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huron, State of South Dakota, on August 7, 1996.


                         NORTHWESTERN PUBLIC SERVICE COMPANY EMPLOYEE
                         STOCK OWNERSHIP PLAN & TRUST AGREEMENT


                         By:  /s/Daniel K. Newell
                            ----------------------------------------
                              Daniel K. Newell
                              Trustee



                              /s/ Thomas A. Gulbranson
                            ----------------------------------------
                              Thomas A. Gulbranson
                              Trustee



                              /s/ Alan D. Dietrich
                            ----------------------------------------
                              Alan D. Dietrich
                              Trustee

                             EXHIBIT INDEX

Exhibit
Number                   Description                          Page No.
- -------                  -----------                          --------

5              Opinion of Schiff Hardin & Waite.

23.1           Consent of Arthur Andersen LLP.

23.2           Consent of Schiff Hardin & Waite
               (contained in their opinion filed as
               Exhibit 5).

24             Powers of Attorney (contained on the
               signature pages hereto).